Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): September 17, 2005.

Tabatha IV, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-31765	84-1536520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2735 Villa Creek, Suite 175, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (469) 522-6222

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Form 8-K
Tabatha IV, Inc.
Item 4.01.	Change in Registrant's Certifying Accountant.

Child, Sullivan & Co. was dismissed on or about September 17, 2005, as Tabatha IV, Inc.’s independent auditors. Child, Sullivan & Co. reviewed our quarterly reports on Form 10-QSB for the periods ended September 30, 2004, December 31, 2004, and March 31, 2005, but did not perform any audit with respect to our financial statements for any period.

In connection with the review of our unaudited quarterly financial statements, there were no disagreements with Child, Sullivan & Co. on any matters of accounting principles or practices or financial statement disclosure at any time during their engagement through the date of their dismissal, September 17, 2005. Tabatha IV, Inc. has requested Child, Sullivan & Co. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 17, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K. Tabatha IV, Inc.’s new accountant, Farmer, Fuqua & Huff, P.C., was engaged on or about September 17, 2005, as Tabatha IV, Inc.'s principal accountant to audit the financial statements of Tabatha IV, Inc., for the year ended June 30, 2005. The decision to change accountants was approved by the Board of Directors of Tabatha IV, Inc.

Prior to its engagement by Tabatha IV, Inc., neither Tabatha IV, Inc. nor anyone on its behalf consulted with Farmer, Fuqua & Huff, P.C. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Tabatha IV, Inc.'s financial statements, nor has Farmer, Fuqua & Huff, P.C. provided to Tabatha IV, Inc. a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with Tabatha IV, Inc.'s former accountant, Child, Sullivan & Co.

Tabatha IV, Inc. has requested that Farmer, Fuqua & Huff, P.C. review the disclosure contained in this Current Report on Form 8-K and has provided Farmer, Fuqua & Huff, P.C. the opportunity to furnish Tabatha IV, Inc. with a letter addressed to the Commission containing any new information, clarification of Tabatha IV, Inc.'s expression of its views, or the respects in which Farmer, Fuqua & Huff, P.C. does not agree with the statements made by Tabatha IV, Inc. herein. Farmer, Fuqua & Huff, P.C. has advised Tabatha IV, Inc. that no such letter need be issued.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
16.1	Letter from Child, Sullivan & Co. regarding change in certifying accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: March 17, 2006.	TABATHA IV, INC.

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson, President